UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2015

SILICON IMAGE, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-26887	77-0396307
(Commission File Number)	(IRS Employer Identification No.)

1140 East Arques Ave., Sunnyvale, CA	94085
(Address of Principal Executive Offices)	(Zip Code)

(408) 616-4000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

As previously reported, on January 26, 2015, Silicon Image, Inc. (“Silicon Image”), Lattice Semiconductor Corporation (“Lattice”), and Cayabyab Merger Company, a wholly owned subsidiary of Lattice (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Lattice has agreed to acquire Silicon Image (the “Proposed Acquisition”). Attached as Exhibit 99.1 to this Current Report on Form 8-K (“Current Report”) and incorporated by reference in this Item 7.01 is selected information contained in a confidential information memorandum that Lattice expects to provide to certain banks and other financing sources in connection with the Proposed Acquisition.

In addition, certain pro form adjustments to Silicon Image’s 2014 financial results, included in the confidential information memorandum, have been provided by Lattice as an exhibit to a Current Report on Form 8-K filed by Lattice on February 18, 2015, including the following (in calculating a pro forma adjusted EBITDA):

•	Income from operations is reduced by $7.0 million to exclude revenue generated pursuant to agreements with a third-party patent aggregator to sell the rights to defend certain non-core patents owned by Silicon Image;

•	Income from operations is reduced by $4.5 million to exclude revenue generated pursuant to a royalty prepayment and settlement agreement whereby a third party bought out certain royalty streams from Silicon Image; and

•	Income from operations is increased by $5.8 million to reflect expected cost savings due to a restructuring announced in December 2014 (which amount is based upon Lattice’s estimates; actual cost savings may vary).

The information contained in this Item 7.01, and in the exhibit hereto, are being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of, or otherwise regarded as filed under, the Securities and Exchange Act of 1934, as amended. The information contained in this Current Report shall not be incorporated by reference into any filing of Silicon Image with the Securities and Exchange Commission, whether made before or after the date hereof, regardless of any general incorporation language in such filings. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Forward-Looking Statements

The foregoing paragraphs, and the information set forth in in the exhibit hereto, contain forward-looking statements that involve estimates, assumptions, risks and uncertainties. Any statements about expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Words or phrases such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “may,” “will,” “should,” “continue,” “ongoing,” “future,” “potential” and similar words or phrases identify forward-looking statements. The forward-looking statements in this document address a variety of subjects including, for example, the expected date of closing of the acquisition and the potential benefits of the merger. Forward-looking statements involve estimates, assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including the risks of uncertain economic conditions, competition in our markets, Silicon Image’s ability to deliver financial performance in-line with its stated goals and other risks and uncertainties more fully described in Silicon Image’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended December 31, 2013 and its quarterly reports filed on Form 10-Q for the quarter ended September 30, 2014.

You should not unduly rely on forward-looking statements because actual results could differ materially from those expressed in any forward-looking statements. In addition, any forward-looking statement applies only as of the date on which it is made. We do not plan to, and undertake no obligation to, update any forward-looking statements to reflect events or circumstances that occur after the date on which such statements are made or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find it

This communication is not a recommendation or an offer to purchase or a solicitation of an offer to sell shares of Silicon Image. On January 26, 2015, Silicon Image filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 relating to the tender offer. These documents, as they may be amended from time to time, will contain important information about the tender offer and stockholders of Silicon Image are urged to read them carefully. Stockholders of Silicon Image may obtain a free copy of these documents at the website maintained by the SEC at www.sec.gov. In addition, the Solicitation/Recommendation Statement and the other documents filed by Silicon Image with the SEC will be made available to all stockholders of Silicon Image free of charge at www.siliconimage.com.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Excerpt from Lattice Semiconductor Corporation Confidential Information Memorandum, dated February 18, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2015	SILICON IMAGE, INC.

	By:	/s/ Edward Lopez
Edward Lopez
Chief Legal and Administrative Officer

Exhibit Index

Exhibit No.	Description

99.1	Excerpt from Lattice Semiconductor Corporation Confidential Information Memorandum, dated February 18, 2015.